AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURES

THIS AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURES dated of March 20, 2008, by and between INNOVA ROBOTICS AND AUTOMATION, INC. (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (f/k/a Cornell Capital Partners L.P.), a Cayman Island limited partnership (“YA Global”). All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Company and YA Global have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents” pursuant to which, YA Global is the holder of the following secured convertible debentures (collectively, the “Debentures”) issued by the Company:

Debenture, Number, Issue Date, Original Principal Amount

Secured Convertible Debenture due July 20, 2009 (#IVHG-2-1) issued on July 20, 2006, as amended in the original principal amount of US$1,250,000.

Secured Convertible Debenture due August 22, 2009 (#IVHG-2-2) issued on August 22, 2006, as amended in the original principal amount of US$575,000.

Secured Convertible Debenture due December 7, 2009, (#IVHG-2-3) issued on December 7, 2006, as amended in the original principal amount of US$1,000,000.

Secured Convertible Debenture due November 2, 2010, (#INRA-1-1) issued on November 2, 2007, as amended in the original principal amount of US$600,000.

WHEREAS, the Company and YA Global wish to amend certain terms of the Debentures pursuant to this

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.
AMENDMENT OF DEBENTURES. Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend each of the Debentures by executing an amendment (the “Amendments”) in substantially the form attached hereto as Exhibit A for each Debenture. Pursuant to the Amendments, the following amendments will be made to each Debenture:

a.	Interest will accrue on the outstanding principal balance of each of the Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof;

b.	the Conversion Price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the Conversion Date.

2.	PROVISIONS OF GENERAL APPLICATION

a.
Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control. The Transaction Documents and this Agreement shall be read and construed as one agreement.

b.
Governing Law. This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c.
Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Innova Robotics and Automation, Inc..

By:	/s/Lloyd Spencer
Name: Lloyd Spencer
Title: Chief Executive Officer

YA Global Investments, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:
Title:

EXHIBIT A

INNOVA ROBOTICS AND AUTOMATION, INC.

AMENDMENT
to
SECURED CONVERTIBLE DEBENTURE DUE JULY 20, 2009

THIS DEBENTURE AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL DEBENTURE CERTIFICATE

This Amendment to Secured Convertible Debenture (this “Amendment”) is issued in connection with Secured Convertible Debenture (the “Debenture”) issued by Innova Robotics and Automation, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. (the “Holder”) in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). Capitalized terms used but not defined herein have the meaning given thereto in the Debenture.

THIS CERTIFIES THAT, the following amendments are hereby made to the Debenture:

•	Interest will accrue on the outstanding principal balance of each of the Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof; and

•	the Conversion Price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the Conversion Date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Innova Robotics and Automation, Inc.

By:
Name:
Title:

Dated: March __, 2008

INNOVA ROBOTICS AND AUTOMATION, INC.

AMENDMENT
to
SECURED CONVERTIBLE DEBENTURE DUE AUGUST 22, 2009

THIS DEBENTURE AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL DEBENTURE CERTIFICATE

This Amendment to Secured Convertible Debenture (this “Amendment”) is issued in connection with Secured Convertible Debenture (the “Debenture”) issued by Innova Robotics and Automation, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. (the “Holder”) in the original principal amount of Five Hundred Seventy-Five Thousand Dollars ($575,000). Capitalized terms used but not defined herein have the meaning given thereto in the Debenture.

THIS CERTIFIES THAT, the following amendments are hereby made to the Debenture:

•	Interest will accrue on the outstanding principal balance of each of the Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof; and

•	the Conversion Price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the Conversion Date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Innova Robotics and Automation, Inc.

By:
Name:
Title:

Dated: March __, 2008

INNOVA ROBOTICS AND AUTOMATION, INC.

AMENDMENT
to
SECURED CONVERTIBLE DEBENTURE DUE DECEMBER 7, 2009

THIS DEBENTURE AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL DEBENTURE CERTIFICATE

This Amendment to Secured Convertible Debenture (this “Amendment”) is issued in connection with Secured Convertible Debenture (the “Debenture”) issued by Innova Robotics and Automation, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. (the “Holder”) in the original principal amount of One Million Dollars ($1,000,000). Capitalized terms used but not defined herein have the meaning given thereto in the Debenture.

THIS CERTIFIES THAT, the following amendments are hereby made to the Debenture:

•	Interest will accrue on the outstanding principal balance of each of the Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof; and

•	the Conversion Price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the Conversion Date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Innova Robotics and Automation, Inc.

By:
Name:
Title:

Dated: March __, 2008

INNOVA ROBOTICS AND AUTOMATION, INC.

AMENDMENT
to
SECURED CONVERTIBLE DEBENTURE DUE NOVEMBER 2, 2010

THIS DEBENTURE AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL DEBENTURE CERTIFICATE

This Amendment to Secured Convertible Debenture (this “Amendment”) is issued in connection with Secured Convertible Debenture (the “Debenture”) issued by Innova Robotics and Automation, Inc. (the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. (the “Holder”) in the original principal amount of Six Hundred Thousand Dollars ($600,000). Capitalized terms used but not defined herein have the meaning given thereto in the Debenture.

THIS CERTIFIES THAT, the following amendments are hereby made to the Debenture:

•	Interest will accrue on the outstanding principal balance of each of the Debentures at an annual rate equal to fourteen percent (14%) effective as of the date hereof; and

•	the Conversion Price shall be the lower of .02 or eighty-five percent (85%) of the lowest Volume Weighted Average Price in the thirty (30) trading days prior to the Conversion Date.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Innova Robotics and Automation, Inc.

By:
Name:
Title:

Dated: March __, 2008